CERTIFIED PUBLIC ACCOUNTANTS

January 12,2017

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors

Na no Stone Inc.

We hereby consent to the inclusion in the Offering Circular field under Regulation A on form 1-A of our report dated October 28, 2016, with respect to the balance sheets of Nano Stone Inc., as of August 31, 2016 and the related statements of operations, changes in stockholders' equity and cashflow for the period from May 4, 2016 (inception) to August 31, 2016.

Ram Associates

Hamilton, New Jersey

3240 EAST STATE STREET EXT. • HAMILTON, NJ 08619 • (609) 631-9552/631-9553 • FAX (888) 319-8898

        PK RAM@RAMASSOCIATES.US